                                                                  EXHIBIT 99.1

[VISTA GOLD LOGO]     7961 SHAFFER PARKWAY
                      SUITE 5
                      LITTLETON, COLORADO 80127
                      TELEPHONE (720) 981-1185
                      FAX (720) 981-1186

                                          Trading Symbol: VGZ
                                          Toronto and American Stock Exchanges

______________________________________________________NEWS____________________

VISTA GOLD CORP. SIGNS AGREEMENTS TO ACQUIRE WILDCAT GOLD PROPERTY IN NEVADA, INITIATES DRILLING AT MOUNTAIN VIEW

DENVER, COLORADO. OCTOBER 30, 2003 - Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to announce that it has signed agreements to acquire a 100% interest in the Wildcat gold project located about 35 miles northwest of Lovelock in Pershing County, Nevada.

Vista recently concluded a due diligence review and executed formal purchase agreements to acquire the claims comprising the project and the associated exploration data in three separate transactions. The total consideration for these transactions was 50,000 Vista shares and US$250,000 paid on signing, US$300,000 payable by August 15, 2004, US$50,000 payable by October 12, 2004 and an additional US$500,000 payable at commencement of commercial production. The project consists of 74 unpatented claims and 4 patented claims. NSR-type royalties vary from 0.4% to 1% on 73 unpatented claims, and there are no royalties on the remainder.

Resource studies in compliance with Canadian National Instrument 43-101 were performed by Mine Development Associates of Reno, Nevada, an independent consulting firm, under the supervision of Mr. Neil Prenn, P.Eng., a qualified person. Resources were calculated using industry-standard block modeling software on data from one underground channel sample, 245 reverse circulation drill holes and 11 diamond drill holes totaling 95,466 feet. Based on the studies, mineral resources(1) above a 0.010 opt. gold cut-off are:

-----------------------------------------------------------------------------
                                        Gold Grade
                     Short Tons        (Troy oz./ton)        Contained Ounces
-----------------------------------------------------------------------------
Indicated(2)         38,108,300            0.018                  679,800
Inferred(3)          28,354,600            0.015                  435,600
-----------------------------------------------------------------------------

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(1)  Mineral resources, which are not mineable reserves, do not have demonstrated economic viability.

(2)  CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES OF INDICATED
     RESOURCES: This table uses the term "indicated resources". We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. U.S. INVESTORS ARE CAUTIONED NOT TO ASSUME THAT ANY PART OR ALL OF MINERAL DEPOSITS IN THIS CATEGORY WILL EVER BE CONVERTED INTO RESERVES.

(3) CAUTIONARY NOTE TO U.S. INVESTORS CONCERNING ESTIMATES OF INFERRED
    RESOURCES: This table uses the term "inferred resources". We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility or other economic study. U.S. INVESTORS ARE CAUTIONED NOT
    TO ASSUME THAT ANY PART OR ALL OF AN INFERRED RESOURCE EXISTS OR IS ECONOMICALLY OR LEGALLY MINEABLE.
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Vista President and CEO Jock McGregor commented, "The acquisition of Wildcat is another step in Vista's strategy to grow by acquiring and adding value to properties we believe contain high quality gold resources in low risk environments."

In other developments, Vista has initiated a five hole, 4,000 foot reverse circulation drilling program at its Mountain View property in Nevada.

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation's holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Hycroft and Wildcat projects in Nevada, the Long Valley project in California, the Paredones Amarillos and Guadalupe De Los Reyes projects in Mexico, and the Amayapampa project in Bolivia.




The statements that are not historical facts are forward-looking statements involving known and unknown risks and uncertainties that could cause actual results to vary materially from targeted results. Such risks and uncertainties include those described from time to time in the Corporation's periodic reports, including the annual report on Form 10-K filed with the U.S. Securities and Exchange Commission. The Corporation assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Jock McGregor at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com